EXHIBIT 99.1

RELEASE   NEWS RELEASE   NEWS RELEASE   NEWS RELEASE   NEWS RELEASE   NEWS RELEA

[LOGO OF AMERICAN EXPRESS COMPANY]                     American Express Company
                                                       American Express Tower
                                                       World Financial Center
                                                       New York, N.Y. 10285-4805

CONTACTS:                         Investors/Analysts:  Alex Hopwood
                                                       212-640-5495
                                                       alex.w.hopwood@aexp.com

                                               Media:  Judy Tenzer
                                                       American Express
                                                       212-640-0555
                                                       judy.g.tenzer@aexp.com

FOR IMMEDIATE RELEASE                                  Michael O'Neill
                                                       American Express
                                                       212-640-5951
                                                       mike.o'neill@aexp.com



    AMERICAN EXPRESS REACHES $2.25 BILLION SETTLEMENT AGREEMENT WITH VISA



NEW YORK, NOVEMBER 7, 2007 -- American Express said today that it has reached an agreement to drop Visa as a defendant in a lawsuit alleging that MasterCard, Visa and their member banks had illegally blocked American Express from the bank-issued card business in the United States.

Under terms of the settlement agreement, Visa will pay a maximum amount of $2.25 billion to American Express. Individual banks named in the lawsuit will also be dropped as defendants. These include: J.P. Morgan Chase, Capital One, U.S. Bancorp, Wells Fargo and Providian. The agreement is subject to the approval of Visa's member banks.

MasterCard remains the sole defendant in the American Express case. The lawsuit, which was filed in Federal court (November 2004) by American Express, seeks monetary damages for the lost business opportunity that resulted from the illegal conspiracy to boycott American Express. American Express is expected to seek damages in the billions of dollars. As the sole remaining defendant, MasterCard would be liable for the full amount.

"The size of this settlement, along with earlier court rulings, underscores the seriousness of the damage done by the illegal boycott," said Kenneth I. Chenault, chairman and chief executive. "We plan to move forward with the litigation to hold MasterCard accountable for the illegal actions that blocked banks from working with us for many years and to seek full compensation for the value that would have been generated for our shareholders."

Under terms of the agreement reached with Visa, Inc., Visa USA, and Visa International, American Express will receive an aggregate maximum payment of $2.25 billion. An initial payment of $1.13 billion will likely be recognized by American Express in income during the fourth quarter 2007. The remainder, payable in installments of up to $70 million per quarter over the next four years, is subject to achieving certain quarterly performance criteria within the U.S. network services business of American Express.

"Given the strong growth momentum we have built within that business, we are highly optimistic in our ability to meet those performance requirements," said Mr. Chenault.

In light of the settlement, American Express said that it is likely to incur a number of significant additional fourth quarter expenses, including:


        Incremental investments in marketing, promotion, rewards, cardmember services and other business building initiatives designed to capitalize on competitive opportunities in the payments industry at a time when some competitors are pulling back.

        Additional funding for the American Express Foundation, which will support the company's ongoing philanthropic activities.

        Litigation expenses related to the lawsuit against Visa and MasterCard.

Given the continued evolution of its rewards programs, the Company also said that it is currently evaluating enhancements to its method of estimating its liability for Membership Rewards(R), including the consideration of an actuarial based approach for estimating the ultimate redemption rate. These enhancements could result in a significant one time addition to reserves upon implementation.

"Rewards and customer loyalty programs have been a key element of our success, and we expect them to continue to be a centerpiece of our strategy going forward," said Mr. Chenault. "The overall economics of a rewards-based strategy are very favorable: higher spending, stronger loyalty and superior credit metrics. Our expectation is that more Cardmembers will enroll in rewards programs and generate a growing share of their overall spending with American Express. Our higher enrollments and improvements to the program in recent years are causing us to continually evaluate and enhance the method to estimate the ultimate usage of points earned by our Cardmembers."

The aggregate cost associated with this potential addition to the Company's Membership Rewards liability and the other items mentioned above could represent a significant portion of the payment expected to be realized this quarter.

The Company said that any decisions about whether to reinvest future payments into business building activities will be made on a quarter by quarter basis over the next four years. "This settlement compensates us in part for past damages in a way that allows us to invest in our future," said Mr. Chenault. "We intend to be consistent with our approach of the last several years, capitalizing on marketing and promotional opportunities and enhancing our network when we see chance to gain a competitive advantage. We have been generating very attractive returns on our investment spending of the past few years and believe that the pipeline of market opportunities will continue to be strong in the years ahead.

"At a time when weakness in parts the economy is affecting many financial services companies, the settlement will give us greater flexibility and confidence to meet our financial goals while continuing to fund business building initiatives and support future acquisitions."


Ed. Note: AMERICAN EXPRESS COMPANY WILL HOLD A CONFERENCE CALL FOR INVESTORS TO DISCUSS THIS ANNOUNCEMENT TODAY AT 5:00 P.M. (EST). INVESTORS MAY CALL
800.288.8960 OR 612.332.0228, CONFERENCE ID: 894290.

A live audio Webcast of the investor conference call will be available to the general public on the American Express Web site at HTTP://IR.AMERICANEXPRESS.COM.

A replay of the investor conference call will be available later this evening at the same Web site address.

American Express Company is a leading global payments, network and travel company founded in 1850. For more information, visit WWW.AMERICANEXPRESS.COM.




THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "WILL," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE ACTUAL AMOUNT SPENT BY THE COMPANY IN THE FOURTH QUARTER OF 2007 ON MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES BASED ON MANAGEMENT'S ASSESSMENT OF COMPETITIVE OPPORTUNITIES AND OTHER FACTORS AFFECTING ITS JUDGMENT; THE COMPANY'S ABILITY TO DEVELOP NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING; THE COMPANY'S ABILITY TO GROW AND EXPAND THE GLOBAL NETWORK SERVICES BUSINESS IN THE UNITED STATES, INCLUDING, AMONG OTHER THINGS, THE SUCCESS OF SUCH GLOBAL NETWORK SERVICES BUSINESS IN MEETING THE PERFORMANCE REQUIREMENTS CALLED BY THE SETTLEMENT AGREEMENT DESCRIBED IN THIS RELEASE; THE COMPANY'S ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; ACCOUNTING CHANGES; AND OUTCOMES AND COSTS ASSOCIATED WITH THE LITIGATION REFERENCED IN THIS RELEASE, INCLUDING OBTAINING THE APPROVAL OF VISA'S MEMBER BANKS TO THE SETTLEMENT AGREEMENT DESCRIBED IN THIS RELEASE AND THE OUTCOME OF THE LITIGATION AGAINST MASTERCARD. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, AND ITS OTHER REPORTS FILED WITH THE SEC.